Exhibit 16.1

Deloitte & Touche LLP 400 One Financial Plaza 120 South Sixth Street Minneapolis, MN 55402 USA Tel: +1 612 397 4000
Fax: +1 612 397 4450
October 10, 2007	www.deloitte.com

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of WII Components, Inc.’s Form 8-K dated October 9, 2007, and we have the following comments:

1.   We agree with the statements made in the first five paragraphs.

2.   We have no basis on which to agree or disagree with the statements made in the sixth paragraph.

Yours truly,

Member of
Deloitte Touche Tohmatsu